FleetBoston Financial
Consolidated Income Statements
($ in millions)

----------------------------------------------------------------------------------------------------
   Three Months Ended                                                      Nine Months Ended
September 30, September 30,                                             September 30,  September 30,
  2001           2000                                                        2001         2000
----------------------------------------------------------------------------------------------------
 $ 1,860      $ 1,947    Net interest income (FTE)                         $ 5,713     $ 6,054
                         Noninterest income:
     460          752       Capital markets revenue                            455       2,632
     406          400       Banking fees and commissions                     1,201       1,207
     348          423       Investment services revenue                      1,099       1,399
     193          186       Credit card revenue                                520         529
       0          164       Business sale and divestiture gains                409         843
     203          339       Other                                              777         942
----------------------------------------------------------------------------------------------------
   1,610        2,264          Noninterest income                            4,461       7,552
----------------------------------------------------------------------------------------------------

   3,470        4,211    Revenue                                            10,174      13,606
----------------------------------------------------------------------------------------------------

                         Noninterest expense:
     966        1,188       Employee compensation and benefits               2,986       3,984
     143          149       Occupancy                                          439         465
     137          142       Equipment                                          405         451
      96           97       Intangible asset amortization                      294         291
      52           40       Merger charges and loss on Fleet Mortgage        1,104         227
     503          674       Other                                            1,581       2,084
---------------------------------------------------------------------------------------------------
   1,897        2,290          Noninterest expense                           6,809       7,502
---------------------------------------------------------------------------------------------------

   1,573        1,921    Earnings before provision and income taxes          3,365       6,104
     325          325    Provision for credit losses                           955         980
     482          627    Income taxes and tax-equivalent adjustment            972       2,108
---------------------------------------------------------------------------------------------------
   $ 766        $ 969    Net income                                        $ 1,438     $ 3,016
---------------------------------------------------------------------------------------------------

   $ .70        $ .82    Diluted earnings per share - operating             $ 1.96      $ 2.46
     .70          .87    Diluted earnings per share - reported                1.29        2.72